UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Hemispherx Biopharma, Inc.
(Name of Registrant as Specified in its Charter)

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HEMISPHERX BIOPHARMA, INC.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 3, 2010
To the Stockholders of Hemispherx Biopharma, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Hemispherx Biopharma, Inc. (“Hemispherx”), a Delaware corporation, to be held at the Embassy Suites Hotel, 1776 Benjamin Franklin Parkway, Philadelphia Pennsylvania 19103, on Wednesday, November 3, 2010, at 10:00 a.m. (EST), for the following purposes:

1.	To elect five members to the Board of Directors of Hemispherx to serve until their respective successors are elected and qualified;

2.
To ratify the selection by Hemispherx’s Audit Committee of McGladrey & Pullen, LLP, independent registered public accountants, to audit the financial statements of Hemispherx for the year ending December 31, 2010;

3.
To amend Hemispherx’s Certificate of Incorporation to increase the number of authorized shares of Hemispherx common stock from 200,000,000 to 350,000,000, but limit the purposes for which such increased authorized shares may be utilized;

4.	To transact such other matters as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 15, 2010 are entitled to notice of and to vote at the meeting.

Passage of Proposal No. 3 is particularly important in order to achieve a variety of business and financial objectives in the future.  We urge all stockholders to vote in favor of this proposal.

A proxy statement and proxy are enclosed.  If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the self addressed stamped envelope provided.  If you attend the meeting in person, you may withdraw your proxy and vote your shares.  We also have enclosed our annual report on Form 10-K, as amended on Form 10-K/A for the fiscal year ended December 31, 2009 and our quarterly report on Form 10-Q for the period ended June 30, 2010.
By Order of the Board of Directors

\s\ Thomas K. Equels, Secretary
Philadelphia, Pennsylvania
September __, 2010

YOUR VOTE IS IMPORTANT We urge you to promptly vote your shares by completing, signing, dating and returning your proxy card in the enclosed envelope, or voting by Internet or telephone.

PROXY STATEMENT

HEMISPHERX BIOPHARMA, INC.
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of Hemispherx Biopharma, Inc. (“Hemispherx”, “we” or “us”) to be held on Wednesday, November 3, 2010, and at any adjournments.  The accompanying proxy is solicited by the Board of Directors of Hemispherx and is revocable by the stockholder by notifying Hemispherx’s Corporate Secretary at any time before it is voted, or by voting in person at the annual meeting.  It is anticipated that this proxy statement and accompanying proxy are being distributed to stockholders beginning on or about September 22, 2010.  The principal executive offices of Hemispherx are located at 1617 JFK Boulevard, Suite 660, Philadelphia, Pennsylvania 19103, telephone (215) 988-0080.

Important Notice Regarding the Availability of Proxy Materials for
the 2010 Annual Meeting of Stockholders To Be Held on November 3, 2010

This proxy statement, our 2009 Annual Report on Form 10-K as amended on Form 10-K/A and our June 30, 2010 Quarterly Report on Form 10-Q are available electronically at http://hemispherx.net/content/investor/annualmeeting.asp.

OUTSTANDING SHARES AND VOTING RIGHTS

RECORD DATE; OUTSTANDING SHARES

Only stockholders of record at the close of business on September 15, 2010, the record date, are entitled to receive notice of, and vote at the annual meeting.  As of the record date, the number and class of stock outstanding and entitled to vote at the meeting was 135,241,609 shares of common stock, par value $.001 per share.  Each share of common stock is entitled to one vote on all matters.  No other class of securities will be entitled to vote at the meeting.  There are no cumulative voting rights.

The five nominees receiving the highest number of votes cast by the holders of common stock represented and voting at the meeting will be elected as Hemispherx’s Directors and constitute the entire Board of Directors of Hemispherx.  The affirmative vote of at least a majority of the shares represented and voting at the annual meeting at which a quorum is present is necessary for approval of Proposal No. 2.  The affirmative vote of at least a majority of the outstanding shares entitled to vote at the annual meeting at which a quorum is present is necessary for approval of Proposal No. 3.

ADMISSION TO THE MEETING

Stockholders (or their authorized representatives) and our invited guests may attend the meeting.  Verification of stock ownership will be required.  If you own shares in your name or hold them through a broker (and can provide documentation showing ownership as of the end of day on September 15, 2010, the Record Date), you will be permitted to attend.  Stockholders will be admitted to the meeting beginning at 9:30 a.m. EST on November 3, 2010.  Seating is limited.

REVOCABILITY OF PROXIES

If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy.  Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted.  It may be revoked by filing, with the corporate secretary of Hemispherx at its principal offices, 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

VOTING AND SOLICITATION

Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights.  By submitting your proxy, you authorize William A. Carter and Thomas K. Equels and each of them to represent you and vote your shares at the meeting in accordance with your instructions. Messrs. Carter and Equels and each of them may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournment or postponement of the meeting.

Hemispherx has borne the cost of preparing, assembling and mailing this proxy solicitation material along with related communication with stockholders.  The total cost estimated to be spent and the total expenditures to date for, in furtherance of, or in connection with the solicitation of stockholders is approximately $80,000.  Hemispherx may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners.  Proxies may be solicited by certain of Hemispherx’s Directors, Officers and employees, without additional compensation, personally, by telephone or by facsimile.

We have hired the firm of Morrow & Company LLC to assist in the solicitation of proxies on behalf of the Board of Directors.  Morrow & Company LLC has agreed to perform this service for a proposed fee of $9,000 plus out-of-pocket expenses.

Internet and Telephone Voting

If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instructions card sent to you.  If you submit your proxy via the Internet, you should not return your proxy card.

You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.  If you submit your proxy by telephone, you should not return your proxy card.

ADJOURNED MEETING

The Chair of the meeting may adjourn the meeting from time to time to reconvene at the same or some other time, date and place.  Notice need not be given of any such adjournment meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken.  If the time, date and place of the adjournment meeting are not announced at the meeting which the adjournment is taken, then the Secretary of the Company shall give written notice of the time, date and place of the adjournment meeting not less than ten (10) days prior to the date of the adjournment meeting.  Notice of the adjournment meeting also shall be given if the meeting is adjourned in a single adjournment to a date more than 30 days or in successive adjournments to a date more than 120 days after the original date fixed for the meeting.

TABULATION OF VOTES

The votes will be tabulated and certified by Continental Stock Transfer & Trust Company, our transfer agent.

VOTING BY STREET NAME HOLDERS

If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.  If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”).

Pursuant to the New York Stock Exchange Amex (“NYSE Amex”) Rule 452, brokers may not vote uninstructed shares if the matter to be voted on relates to the election of directors.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required quorum for the transaction of business at the annual meeting normally is a majority of the shares of common stock entitled to vote at the annual meeting, in person or by proxy.  However, with a majority of our shares being held by persons or organizations in Europe, we had to repeatedly reschedule our 2008 Annual Meeting in an attempt to attain a quorum of voters.  Finally, the Board amended our By-Laws to reduce the quorum for that meeting to 44% in voting power of the outstanding shares of stock and the meeting was held.  Facing the same issue for the 2009 Annual Meeting, our Board of Directors again amended our By-Laws to reduce the quorum, solely for the 2009 Annual Meeting, from a majority to 40% in voting power of the outstanding shares of stock entitled to vote.  Our Board of Directors again amended our By-Laws to reduce the quorum, solely for the 2010 Annual Meeting, from a majority to 40% in voting power of the outstanding shares of stock entitled to vote.  With a reduced quorum it is possible that the meeting will be held but certain resolutions, such as the amendment to our Certificate of Incorporation to increase the number of our authorized shares of common stock, requiring the vote of a majority of the outstanding shares entitled to vote at the annual meeting may not pass, even if all votes present at the meeting vote for the proposal.   Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Hemispherx believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of Directors).  In the absence of controlling precedent to the contrary, Hemispherx intends to treat abstentions in this manner.  Accordingly, abstentions will have the same effect as a vote against the proposal (other than the election of Directors).

Under current Delaware case law, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted.  Hemispherx intends to treat broker non-votes in this manner.  Thus, a broker non-vote will not affect the outcome of the voting on a proposal, except where, as in Proposal No. 3, passage requires at least a majority of the outstanding shares entitled to vote at the annual meeting.  In such event, a broker non-vote is the same as a vote against.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy card for the 2011 Annual Meeting of Stockholders must be received by the Company’s Secretary, at Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103 no later than April 30, 2011 with an anticipated meeting date in September 2011.

Pursuant to the Company’s Restated and Amended Bylaws, all stockholder proposals may be brought before an annual meeting of stockholders only upon timely notice thereof, in writing, to the Secretary of the Company.  To be timely, a stockholder’s notice, for all stockholder proposals other than the nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of  the date of the annual meeting was made, whichever first occurs.  To be timely, a stockholder’s notice, with respect to a stockholder proposal for nomination of candidates for director, shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, the stockholder’s notice in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.  Provided, however, in the event that the stockholder proposal relates to the nomination of candidates for director and the number of Directors to be elected to the Board of Directors of the Company at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.  All stockholder proposals must contain all of the information required under the Company’s Bylaws, a copy of which is available upon written request, at no charge, from the Secretary.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

INFORMATION CONCERNING BOARD MEETINGS

The Board of Directors is responsible for the management and direction of Hemispherx and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over the Company’s affairs for the benefit of its stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of the Company. In discharging that obligation, Directors may rely on the honesty and integrity of the Company’s senior Executives and its outside advisors and auditors.

The Board of Directors and various committees of the Board meet periodically throughout the year to receive and discuss operating and financial reports presented by the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) as well as reports by experts and other advisors.  Corporate review sessions are also offered to Directors to help familiarize them with Hemispherx’s technology and operations.  Members of the Board are encouraged to attend Board meetings in person, unless the meeting is held by teleconference.  The Board held three meetings in 2009 and executed nineteen unanimous consents.  All Directors attended these meetings.

In 2009, the non-employee members of the Board of Directors met one time in executive session with no employee Directors or management personnel present.  William Mitchell is the Director who presided over the meeting.  Interested persons who wish to contact the Lead Director or other non-employee Directors can do so by sending written comments through the Office of the Secretary of the Company at Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 660, Philadelphia, PA 19103.  The Office will either forward the original materials as addressed, or provide Directors with summaries of the correspondence, with the originals available for review at the Directors’ request.

INFORMATION CONCERNING COMMITTEES OF THE BOARD

The Board of Directors maintains the following committees:

Executive Committee.

The Executive Committee is composed of Dr. William A. Carter, Chief Executive Officer and Chairman of the Board, Dr. William M. Mitchell, Director, and Thomas K. Equels, Executive Vice Chairman of the Board, Secretary and General Counsel.  The Executive Committee had three informal meetings in 2009.  All committee members attended these meetings.  The Committee assists the Board by making recommendations to management regarding general business matters of Hemispherx.

Compensation Committee.

The Compensation Committee is composed of Dr. Iraj Eqhbal Kiani, Director and Committee Chair, Dr. William M. Mitchell, Director, and Richard C. Piani, Director.  The Compensation Committee makes recommendations concerning salaries and compensation for Officers, employees of and consultants to Hemispherx.  The full text of the Compensation Committee Charter, as approved by the Board, is available on our website: www.hemispherx.net.  This committee met three times in 2009 and all committee members were in attendance.

Our Compensation Committee is responsible for determining the compensation of our Named Executive Officers (“NEO”).  For purposes of determining compensation for our NEO, our Compensation Committee takes into account the recommendation of our Chief Executive Officer.  The Compensation Committee is also responsible for overseeing our incentive compensation plans and equity-based plans, under which stock option grants have been made to employees, including the NEO, as well as non-employee Directors and strategic consultants.

The following table summarizes the roles of each of the key participants in the executive compensation decision-making process:

Compensation Committee	• Fulfills the Board of Directors' responsibilities relating to compensation of Hemispherx’s NEO, other non-officer Executives and non-Executives.

• Oversees implementation and administration of Hemispherx’s compensation and employee benefits programs, including incentive compensation and equity compensation plans.

•  Reviews and approves Hemispherx’s goals and objectives and, in light of these, evaluates the NEO's performance and sets their annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

•  Reviews and approves compensation for all other non-officer Executives of Hemispherx including annual base salary, annual incentive opportunity, long-term incentive opportunity and any special/supplemental benefits or payments.

• In consultation with the CEO and CFO, reviews the talent development process within the Company to ensure it is effectively managed and sufficient to undertake successful succession planning.

• Reviews and approves employment agreements, severance arrangements, issuance of equity compensation and change in control agreements.

Chairman and CEO	• Presents to the Compensation Committee the overall performance evaluation of, and compensation recommendations for, each of the NEO and other non-officer Executives.

CFO and Director of Human Resources	• Reports directly or indirectly to the Chief Executive Officer.

• Assists the Compensation Committee with the data for competitive pay and benchmarking purposes.

• Reviews relevant market data and advises the Compensation Committee on interpretation of information, including cost of living statistics, within the framework of Hemispherx.

• Informs the Compensation Committee of regulatory developments and how these may affect Hemispherx’s compensation program.

Corporate Governance and Nomination Committee.

In 2009, the Corporate Governance and Nomination Committee had one formal and two informal meetings and all members were present.  The Corporate Governance and Nomination Committee consists of Dr. William M. Mitchell, Director and Committee Chair, Richard C. Piani, Director, and Dr. Iraj Eqhbal Kiani, Director.  All of the members of the Committee meet the independence standards contained within the NYSE Amex Company Guide and the Hemispherx Corporate Governance Guidelines.  The full text of the Corporate Governance and Nomination Committee Charter as well as the Corporate Governance Guidelines, as approved by the Board, are available on our website: www.hemispherx.net.

As discussed below, the Committee is responsible for recommending candidates to be nominated by the Board for election by the stockholders or to be appointed by the Board of Directors to fill vacancies consistent with the criteria approved by the Board.  It also is responsible for periodically assessing Hemispherx’s Corporate Governance Guidelines and making recommendations to the Board for amendments, recommending to the Board the compensation of Directors, taking a leadership role in shaping corporate governance, and overseeing an annual evaluation of the Board.

The Corporate Governance and Nomination Committee is responsible for identifying candidates who are eligible under the qualification standards set forth in Hemispherx’s Corporate Governance Guidelines to serve as members of the Board.  The Committee is authorized to retain search firms and other consultants to assist it in identifying candidates and fulfilling its other duties.  The Committee is not limited to any specific process in identifying candidates and will consider candidates suggested by stockholders.  In recommending Board candidates, the Committee considers a candidate’s: (1) general understanding of elements relevant to the success of a publicly traded company in the current business environment, (2) understanding of Hemispherx’s business, and (3) diversity in educational and professional background.  The Committee also gives consideration to a candidate’s judgment, competence, dedication and anticipated participation in Board activities, experience, geographic location and special talents or personal attributes.  Stockholders who wish to suggest qualified candidates should write to the Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JKF Blvd., Suite 660, Philadelphia, PA 19103, stating in detail the qualifications of such persons for consideration by the Committee.

The Company aspires to the highest standards of ethical conduct; reporting results with accuracy and transparency; and maintaining full compliance with the laws, rules and regulations that govern the Company’s business.  Hemispherx’s Corporate Governance Guidelines embody many of our policies and procedures which are the foundation of our commitment to best practices.  The guidelines are reviewed annually, and revised if deemed necessary, to continue to reflect best practices.

Audit Committee and Audit Committee Expert.

Hemispherx’s Audit Committee of the Board of Directors consists of Richard C. Piani, Director and Committee Chair, Dr. William M. Mitchell, Director, and Dr. Iraj Eqhbal Kiani, Director.  The Audit Committee operates under a written charter approved by the Board of Directors and available on our website: www.hemispherx.net.  Dr. Kiani, Dr. Mitchell, and Mr. Piani are all determined by the Board of Directors to be independent Directors as required under Section 121B(2)(a) of the NYSE Amex Company Guide.  We do not have a financial expert as defined in the SEC rules on the committee in the true sense of the description.  However, Mr. Piani has in excess of 40 years experience in business and has served in senior level leadership positions for International Business.  His working experience includes reviewing and analyzing financial statements and dealing with financial institutions.  Hemispherx believes Dr. Kiani, Dr. Mitchell, and Mr. Piani to be independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this Committee.  The principal functions of the Audit Committee are to (i) assist the Board in fulfilling its oversight responsibility relating to the annual independent audit of Hemispherx’s consolidated financial statements and internal control over financial reporting, the engagement of the independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications, independence and performance; (ii) prepare the reports or statements as may be required by NYSE Amex or the securities laws; (iii) assist the Board in fulfilling its oversight responsibility relating to the integrity of Hemispherx’s financial statements and financial reporting process and Hemispherx’s system of internal accounting and financial controls; (iv) discuss the financial statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management; and (v) review disclosures by Hemispherx’s independent registered public accounting firm concerning relationships with Hemispherx and the performance of Hemispherx’s independent registered public accounting firm.

Audit Committee Report.

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors in discharging its oversight responsibilities with respect to financial matters and compliance with laws and regulations.  The primary methods used by the Committee to fulfill its responsibility with respect to financial matters are:

•	To appoint, evaluate, and as the Committee may deem appropriate, terminate and replace the Company’s independent registered public accountants;

•	To monitor the independence of the Company’s independent registered public accountants;

•	To determine the compensation of the Company’s independent registered public accountants;

•	To pre-approve any audit services, and any non-audit services permitted under applicable law, to be performed by the Company’s independent registered public accountants;

•	To review the Company’s risk exposures, the adequacy of related controls and policies with respect to risk assessment and risk management;

•	To monitor the integrity of the Company’s financial reporting processes and systems of control regarding finance, accounting, legal compliance and information systems; and

•	To facilitate and maintain an open avenue of communication among the Board of Directors, management and the Company’s independent registered public accountants.

The Audit Committee is composed of three Directors, and the Board has determined that each of those Directors is independent as that term is defined in Sections 121(B)(2)(a) of the NYSE Amex Company Guide.

The Committee met three times in 2009 and participated in four teleconferences.  All Committee members were present for the meetings.

In discharging its responsibilities relating to internal controls, accounting and financial reporting policies and auditing practices, the Committee discussed with the Company’s independent registered public accountants, McGladrey & Pullen, LLP, the overall scope and process for its audit.  The Committee regularly meets with McGladrey & Pullen, LLP, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls and the overall quality of the Company’s financial reporting.

The Committee also undertook discussions with McGladrey & Pullen, LLP during the 2009 fiscal year such matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations.  The Committee received from McGladrey & Pullen, LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey & Pullen, LLP’s communications with the Audit Committee concerning independence and discussed with McGladrey & Pullen, LLP the independence of their firm.

The Committee has met and held discussions with Management.  The Committee has reviewed and discussed with Management Hemispherx’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2009, as well as the internal control requirements of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report for the year ended December 31, 2009.

This report is respectfully submitted by the members of the Audit Committee of the Board of Directors.
Richard C. Piani, Chairman
Dr. William M. Mitchell
   Dr. Iraj Eqhbal Kiani

Strategic Planning Committee.

The Strategic Planning Committee is composed of Dr. William A. Carter, Dr. William M. Mitchell, and Thomas K. Equels.  The Committee met informally three times in 2009 and all committee members were in attendance.  The Strategic Planning Committee makes recommendations to the Board of Directors of priorities in the application of Hemispherx’s financial assets and human resources in the fields of research, marketing and manufacturing.

Board Leadership Structure and Role in Risk Oversight

The Board evaluates its leadership structure and role in risk oversight on a periodic basis.  The Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of our Company and other relevant factors.  As further discussed below, after considering these factors, the Board determined that continuing to combine the positions of Chairman of the Board and Chief Executive Officer (“CEO”) is the appropriate leadership structure at this time.

The Board currently combines the role of Chairman of the Board with the role of CEO, coupled with a Lead Independent Director position to further strengthen the governance structure.  The Board believes this provides an efficient and effective leadership model for our Company and leverages Dr. Carter’s long tenure with us with his bio-pharmaceutical knowledge.  The Board believes that combining the Chairman and CEO roles fosters clear accountability, effective decision-making and consistency in strategy.

Lead Independent Director.  To mitigate the consolidation of these two leadership positions in one individual, the Board has established a strong, independent, clearly-defined Lead Independent Director role.  Richard C. Piani is the Lead Independent Director.  Mr. Piani has been a Director of the Company since 1995.  The Lead Independent Director presides at all meetings of the Board at which the Chairman is not present and serves as liaison between the Chairman and the Independent Directors; is involved in establishing the agendas for meetings of the Board of Directors, including the nature of information presented at such meetings, and has the authority to call meetings of the Independent Directors.  In addition on a needed basis, the Board of Directors holds executive sessions of the Independent Directors to assure effective independent oversight.  In 2009, the three Independent Directors met in sessions related to the Audit, Compensation and Corporate Governance and Nomination Committees.

The Board is also responsible for oversight of our risk management practices while Management is responsible for the day-to-day risk management processes.  Our Executive Management team evaluates enterprise risks and shares their assessment of such risks with the Audit Committee or the full Board for oversight.  In addition, financial risks and our internal control environment are overseen by the Audit Committee and the Compensation Committee considers how risks taken by Management could impact the value of executive compensation.

Code of Ethics and Business Conduct

Hemispherx’s Board of Directors adopted a code of ethics and business conduct for Officers, Directors and employees that went into effect on May 19, 2003 and was amended on October 15, 2009.  This code has been presented and reviewed by each Officer, Director, employee, agent and key consultant.  You may obtain a copy of this code by visiting our web site at www.hemispherx.net or by written request to our Office Administrator at 1617 JFK Boulevard, Suite 660, Philadelphia, PA  19103.  Our Board of Directors is required to approve any waivers of the code of ethics and business conduct for Directors or executive Officers and we are required to disclose any such waiver in a Current Report on Form 8-K within four business days.

Stock Ownership Guidelines

In April 2005, the Board of Directors adopted a set of stock ownership guidelines for Directors and Officers.  The Board believes that Directors and Officers more effectively represent the interest of Hemispherx’s stockholders if they are stockholders themselves.  At this time, all of our Directors and Officers are stockholders and this guideline was adopted to assure that the present Directors and Officers continue to participate as well as future Directors and Officers.  The full text of the Stock Ownership Guidelines, as approved by the Board, is available on our website: www.hemispherx.net.

Communication with the Board of Directors

Interested parties wishing to contact the Board of Directors of the Company may do so by writing to the following address: Board of Directors, c/o Thomas K. Equels, Corporate Secretary, 2601 S. Bayshore Dr., Suite #600, Miami, FL  33133.  All letters received will be categorized and processed by the Corporate Counsel or Secretary, and then forwarded to the Company’s Board of Directors.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend the Annual Meeting absent unusual circumstances, although we have no formal policy on the matter.  In 2009, with the minimum quorum to conduct the meeting achieved the day prior, only the Chairman of the Board was able to attend the meeting.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following sets forth biographical information about Hemispherx’s executive Officers and key personnel:

Name	Age	Position

William A. Carter, M.D.	72	Chairman of the Board and Chief Executive Officer
Thomas K. Equels	58	Executive Vice Chairman of the Board (effective June 1, 2010), Secretary and General Counsel
Charles T. Bernhardt, CPA	49	Chief Financial Officer and Chief Accounting Officer
David R. Strayer, M.D.	64	Medical Director, Regulatory Affairs
Robert Dickey IV	54	Senior Vice President
Wayne Springate	39	Vice President of Operations
Russel Lander, Ph.D.	60	Vice President of Quality Assurance
Ralph C. Cavalli, Ph.D.	52	Vice President of Quality Control (effective April 15, 2010)

For biographical information about William A. Carter, M.D and Thomas K. Equels, please see the discussion under the heading “Proposal No. 1 Election of Directors”.

CHARLES T. BERNHARDT is a Certified Public Accountant who has served as our Chief Financial Officer and Chief Accounting Officer since January 1, 2009.  He attained an undergraduate in Accountancy from Villanova University and received a Masters Degree in Business Administration from West Chester University of Pennsylvania.  Mr. Bernhardt was formally the Director of Accounting for Healthcare Division of Thomson Reuters, where he was responsible for their accounting operations including the Physicians’ Desk Reference business and shared financial services for the Healthcare and Scientific Divisions from 2006 to 2008.  He was also the Regional Controller for Comcast Cable during 1999 to 2002, Director of Finance for TelAmerica Media from 2003 to 2006 and, earlier in his career, a member of the Internal Audit management teams American Stores Corporation and ICI Americas/Zeneca (currently AstraZeneca Pharmaceuticals).  In 1986, he became a C.P.A. licensed in Pennsylvania and New Jersey while with public accounting’s “Big Four” firm of KPMG.

DAVID R. STRAYER, M.D. has acted as our Medical Director since 1986.  He has served as Professor of Medicine at the Medical College of Pennsylvania and Hahnemann University from 1987 to 1998.  Dr. Strayer is Board Certified in Medical Oncology and Internal Medicine with research interests in the fields of cancer and immune system disorders.  He has served as principal investigator in studies funded by the Leukemia Society of America, the American Cancer Society, and the National Institutes of Health.  Dr. Strayer attended the School of Medicine at the University of California at Los Angeles where he received his M.D. in 1972.

ROBERT DICKEY IV has served as Senior Vice President since June 2009.  He has approximately 15 years of previous experience in biotech management as a CFO, COO and CEO following a career as an investment banker.  His experience spans startups to revenue stage companies involved in cancer and CNS drug development, transplantation and computational drug design.  Mr. Dickey has specific expertise in fund raising, business development, project management, restructuring and international operations.  Previously he spent 18 years as an investment banker, 14 of those at Lehman Brothers, with his background evenly split between M&A and capital markets transactions across a variety of industries.  He has an undergraduate degree from Princeton University and an MBA from The Wharton School, University of Pennsylvania.

WAYNE S. SPRINGATE is Vice President of Operations and joined Hemispherx in 2002 as Vice President of Business Development.  Mr. Springate came on board when Hemispherx acquired Alferon N Injection® and its New Brunswick, NJ manufacturing facilities.  He led the consolidation of our Rockville facility to our New Brunswick location as well as coordinated the relocation of manufacturing polymers from South Africa to our production facility in New Brunswick.  He was also responsible for preparing and having a successful Preapproval Inspection by the FDA for our New Brunswick manufacturing plant in connection with the filing of our Ampligen® NDA.  Currently he is managing a capital improvement budget to enhance our Alferon® facility in accordance with current Good Manufacturing Practice (“cGMP”). Previously, Mr. Springate served as President for World Fashion Concepts in New York and oversaw operations at several locations throughout the United States and overseas.  Mr. Springate assists the CEO in details of operations on a daily basis and is involved in all aspects of manufacturing, warehouse management, distribution and logistics.

RUSSEL J. LANDER, Ph.D. is Vice President Quality Assurance.  Dr. Lander joined Hemispherx in 2005, assuming responsibility for Chemistry, Manufacturing and Control writing for the NDA filing of Ampligen®.  He subsequently served as Director of Quality Control and provided guidance to the efforts to improve and validate the manufacturing process for the synthesis of Ampligen® polynucleotide raw materials, Poly I and Poly C12U.  He is currently directing research and development activities in New Brunswick. Dr. Lander was formerly employed at Merck and Co., Inc. in the process development groups for drug development (1977-1991) and vaccines (1991-2005).   Dr. Lander received his Ph.D. in Chemical/Biochemical Engineering from the University of Pennsylvania. He has authored numerous scientific publications and invention disclosures.

RALPH CHRISTOPHER CAVALLI, Ph.D. was named Vice President of Quality Control effective April 15, 2010.  Dr. Cavalli most recently served as Director of Quality Control at the Company’s New Brunswick, NJ manufacturing facility.  He is currently responsible for manufacturing Alferon® Purified Drug Concentrate and active pharmaceutical ingredients for Ampligen® along with overseeing our Quality Control (“QC”) Department to continue our Good Laboratory Practices and Good Manufacturing Practices.  Prior to joining Hemispherx, Dr. Cavalli served as Senior Director of Manufacturing Operations at Cytogen Corporation from 2006 until 2009, where he was responsible for the manufacture of Cytogen’s three commercial products.  From 1999 until 2006, he initially worked at Discovery Laboratories as Associate Director of Analytical Services and then ultimately as Senior Director of Analytical and Technical Services, for which he was responsible for Quality Control and Process Development.  Dr Cavalli received a Ph.D. in Chemistry from Temple University in Philadelphia, PA.

While Carol A. Smith, Ph.D., formerly Vice President of Manufacturing Quality and Process Development, and Katalin Ferencz-Biro, Ph.D, Senior Vice President of Regulatory Affairs and Quality Assurance Departments, continue to be affiliated with Hemispherx, we do not deem either is currently functioning in the capacity of an Executive Officers or key personnel.  Ransom W. Etheridge was our General Counsel through December 31, 2009 and currently renders corporate legal services to us as a contractor on an as needed basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our policy is to require that any transaction with a related party required to be reported under applicable Securities and Exchange Commission (“SEC”) rules, other than compensation related matters and waivers of our code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested Directors.  We have not adopted procedures for review of, or standards for approval of, these transactions, but instead review such transactions on a case by case basis.  Our policy is to require that all compensation related matters be recommended for Board approval by the Compensation Committee and that any waiver of our code of business conduct and ethics be reviewed and approved by the Corporate Governance and Nominating Committee and be reported under applicable SEC rules.

We have employment agreements with certain of our executive Officers and have granted such Officers and Directors options and warrants to purchase our common stock, as discussed below under the heading, “Compensation of Executive Officers and Directors”.

Ransom W. Etheridge was our General Counsel through December 31, 2009.  Currently he is an attorney in private practice who renders corporate legal services to us from time to time.  As General Counsel, he received fees totaling approximately $144,469 in 2009.

Thomas K. Equels was elected to the Board of Directors at the Annual Stockholders Meeting on November 17, 2008, was named Co-General Counsel on May 15, 2009 and became sole General Counsel on January 1, 2010.  Mr. Equels has provided legal services to us for several years and in 2009, we paid Mr. Equels’ law firm $386,809 for services rendered.  Mr. Equels received $37,500 in cash and $112,500 worth of our stock for his Board fees in 2009.  On June 11, 2010, Mr. Equels was appointed as Executive Vice Chairman of the Board in addition to his existing duties as Secretary and General Counsel.

For her part-time services to us as Assistant Medical Director Kati Kovari, M.D. was paid $13,000 in 2009.  Dr. Kovari is the spouse of W. A. Carter, our CEO.  From January 1 through May 31, 2009, Dr. Kovari’s compensation as an employee was changed pursuant to our “Employee Wage Or Hours Reduction Program” pursuant to which she elected to receive 50% of her wages in Incentive Rights on a three-to-one conversion basis.

We used the property acquired in late 2004 by Retreat House, LLC an entity in which the children of William A. Carter have a beneficial interest.  We paid Retreat House, LLC $82,400 in 2009 for the use of the property at various times.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires our Officers and Directors, and persons who own more than ten percent of a registered class of equity securities, to file reports with the Securities and Exchange Commission reflecting their initial position of ownership on Form 3 and changes in ownership on Form 4 or Form 5.  Based solely on a review of the copies of such Forms received by us, we found that, during the fiscal year ended December 31, 2009, certain of our Officers and Directors had not complied with all applicable Section 16(a) filing requirements on a timely basis with regard to transactions occurring in 2009.  Specifically, Dr. Carter, Dr. Strayer and Mr. Bernhardt each filed four Forms 4 late concerning their receipt of five sets of Incentive Rights through the “Employee Wage Or Hours Reduction Program” and Mr. Springate filed a Form 4 late related to his receipt of five sets of Incentive Rights through the “Employee Wage Or Hours Reduction Program”; Mr. Bernhardt, Mr. Dickey and Mr. Springate each filed late an initial Form 3; Mr. Equels filed three Forms 4 late concerning five transactions; Dr. Kiani, Dr. Mitchell and Mr. Piani each have two Forms 4 filed late regarding two transactions.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract and retain the most talented and dedicated Executives possible, to tie annual and long-term cash and stock incentives to achievement of measurable performance objectives, and to align Executives' incentives with stockholder value creation.  To achieve these objectives, the Compensation Committee expects to implement and maintain compensation plans that tie a substantial portion of Executives' overall compensation to key strategic financial and operational goals such as the establishment and maintenance of key strategic relationships, the development of our products, the identification and advancement of additional product and the performance of our common stock price.  The Compensation Committee evaluates individual executive performance with the goal of setting compensation at levels the Committee believes are comparable with Executives in other companies of similar size and stage of development operating in the biotechnology industry while taking into account our relative performance and our own strategic goals.

Our compensation plans are developed by utilizing publicly available compensation data for national and regional companies in the biopharmaceutical industry as well as web sites that specialize in compensation and/or employment data.  We believe that the practices of this group of companies and/or data obtained from employment industry organizations, provide us with appropriate compensation benchmarks necessary to review the compensation recommendations by the CEO, CFO and/or Human Resources Department.  While not utilized in 2009 due to our maintaining Base Salary at existing levels with the exception of cost of living adjustments, in past years we had engaged independent outside consultants to help us analyze compensation data and compare our programs with the practices of the similar national and/or regional companies represented in the biopharmaceutical industry.

Elements of Executive Compensation

The Compensation Committee has adopted a mix among the compensation elements in order to further our compensation goals.  The elements include:

•	Base salary (impacted in 2009 by the Employee Wage Or Hours Reduction Program and cost of living adjustments);

•	Variable compensation consisting of a cash bonus based upon individual and corporate performance;

•	Long-term bonus incentive programs consisting of the Goal Achievement Program and Employee Bonus Pool Program;

•	Stock option grants with exercise prices set at the fair market value at the time of grant and vesting over an extended period.

Executive compensation consists of the following elements:

Base Salary

Base salaries for our Executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions.  Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for Executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy.  For those Named Executive Officers (“NEO”) with employment agreements, base salary is determined and set forth in the agreement and the Compensation Committee reviews the base salary prior to renewal of such agreement.  Base salaries for the other NEO are normally reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.  While this review process normally occurs in the fourth quarter of each year, it was not undertaken regarding 2009 base salaries.  However after analysis of overall Company compensation, the Committee authorized a non-discriminatory and universally applied cost of living increases to the base salaries all full-time employees of record effective July 1, 2009 and January 1, 2010.  Therefore, with the exception of these cost of living adjustments, no other modifications were made to the base salary rate of our NEO during 2009.

Employee Wage Or Hours Reduction Program (January 1 to May 31, 2009)

In an effort to conserve our cash, the Employee Wage Or Hours Reduction Program (the “Program”) was ratified by the Board effective January 1, 2009.  In a mandatory program that was estimated to be in effect for up to six months, compensation of all active full-time employees as of January 1, 2009 (“Participants”) were reduced through a reduction in their base salary for which they would be eligible to receive shares of our common stock (“Stock”) six months after the shares were earned.  All employees were also offered the alternative option to reduce their work hours with a proportional decrease in wages.  No employee elected this alternative.

On a semi-monthly basis, Participants received rights to Stock (“Incentive Rights”) that could not be traded.  Six months after the date the Incentive Rights were awarded, we established a process to have Incentive Rights converted into Stock and issued to each Participant on a monthly basis.  We have established and maintained a record for the number of Incentive Rights awarded to each Participant.  At the end of each semi-monthly period, we determined the number of Incentive Rights by converting the proportionate incentive award to the value of the Stock by utilizing the closing price of the Stock on the NYSE Amex based on the average daily closing price for the period.

The Program was administered for full-time employees as follows:
•	Employees earning $90,000 or less per year elected a wage reduction of 10% per annum and received an incentive of two times the value in Stock;
•	Employees earning $90,001 to $200,000 per year elected a wage reduction of 25% per annum received an incentive of two times the value in Stock;
•	Employees earning over $200,000 per year elected a wage reduction of 50% per annum and received an incentive of three times the value in Stock;
•	Any employee could have elected a 50% per annum wage reduction which would allow them to be eligible for an incentive award of three times the value of Stock.

We have worked with Wachovia Securities, LLC (“Wachovia Securities” or “Wells Fargo Advisors”) to establish a trading account for each Participant.  Incentive Rights constitute income to the Participants and be subject to payroll taxes upon Stock issuance.  We bear all expenses related to selling the Stock at Wachovia Securities (i.e.; broker fees, transaction costs, commissions, etc.) for payroll withholding tax purposes.  Thereafter, for each Participant that remains an active employee during the period, we continue to bear such costs from their Wachovia Securities’ accounts for the maintenance of these accounts and all expenses related to selling our Stock.  Participants leaving us or voluntarily separating from the Plan received the Stock earned upon the six month conversion of their Incentive Rights.  The Plan benefits for individuals that are no longer Participants are fixed and we do not continue to bear such costs from the designated brokerage firm for the maintenance of an account nor any expenses related to selling Hemispherx stock except for the initial costs associated to the selling of stock for payroll withholding tax purposes.

During 2009, Dr. Carter and Mr. Springate agreed to temporally modify their respective employment agreements with us pursuant to the Employee Wage Or Hours Reduction Program.  As with all other Company employees, Mr. Bernhardt and Dr. Strayer elected to participate in the Program.  As was the case regarding all four individuals, they received half of their monthly salary or fee in Company stock on a 3 to 1 conversion of dollars forsaken to the average stock closing price for the respective period.  On a semi-monthly basis, they receive rights to stock (“Incentive Rights”) that could not be traded.  The Company determined the number of Incentive Rights by converting the proportionate incentive award to the value of the stock by utilizing the closing price of the stock on the NYSE Amex based on the average daily closing price for the period.

The Program was suspended as of May 31, 2009 with employees returning back to their rate of Base Salary of January 1, 2009.  At the passage of six months for each of their months of participation, non-affiliate employees converted their Incentive Rights and were issued shares on July 31, August 31, September 30, October 30 and November 30, 2009.  Individuals defined by Rule 144 in the Securities Act of 1933 as “affiliates” converted their Incentive Rights and were issued shares of common stock from the Program in June or August 2010 as follows:
•	Dr. William Carter, Chairman & CEO (818,682 shares);
•	Charles Bernhardt, CFO & CAO (198,135 shares);
•	Dr. David Strayer, Medical Director (230,586 shares); and
•	Wayne Springate, V.P. of Operations (185,748 shares).

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all NEO and certain senior, non-officer Executives.  The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary.  As provided in their respective employment agreements, the following Executives are eligible for an annual performance bonus based of their salaries, the amount of which, if any, is determined by the Board of Directors in its sole discretion based on the recommendation of the Compensation Committee:
•	Dr. William Carter, Chairman of the Board & CEO (bonus opportunity up to 25%);
•	Thomas K. Equels, Executive Vice Chairman of the Board, Secretary and General Counsel (bonus opportunity up to 25% effective June 1, 2010);
•	Wayne Springate, Vice President of Operations (bonus opportunity up to 20%); and
•	Ralph C. Cavalli, Vice President of Quality Control (bonus opportunity up to 20% effective April 15, 2010).

The Compensation Committee utilizes annual incentive bonuses to compensate NEO and certain senior, non-officer Executives for attainment or success towards overall corporate financial and/or operational goals along with achieving individual annual performance objectives.  These objectives will vary depending on the individual executive, but generally relate to strategic factors such as establishment and/or maintenance of key strategic relationships, development of our products, identification, research and/or development of additional products, enhancing financial factors such as raising capital, cost containment and/or improving the results of operations.

On May 20, 2009, our Board of Directors awarded bonuses of $300,000 to Dr. William Carter, CEO and Chairman of the Board, and $150,000 to Dr. David Strayer, Chief Medical Officer, in recognition for their accomplishment of 2008 corporate goals and objectives.  The Compensation Committee and Board of Directors reviewed the corporate goals established in March 2008 and determined that significant progress had been made in terms of the preparation and filing the Ampligen® NDA with the Federal Drug Administration and receipt of funding for operating activities to award the bonus.

In February 2010, the Compensation Committee reviewed the Executive Team’s Company-wide goals as detailed in the Committee’s Meeting Minutes of May 15, 2009 and specific goals documented in each individual’s job description.  The Committee believed that the Executive Team had excelled in meeting their goals and responsibilities as documented in each individual’s job description as well as made significant progress in meeting corporate goals with outstanding success in following areas:
1.	Attainment of a favorable FDA response to utilize a subcontractor for manufacture of Ampligen®;
2.	Continued development of microbiological enhancement of vaccines requiring Ampligen®;
3.	Success in the protection of our intellectual property;
4.	Continued development towards a potential clinical launch of Alferon® LDO; and
5.	Maintaining the overall financial strength of Hemispherx and operations consistent with the Board approved budget.

On February 8, 2010, Hemispherx’s Board of Directors approved the recommendations of the Compensation Committee to award bonuses to NEO and certain senior, non-officer Executives for their performance in relation to their attainment of 2009 Company-wide goals as well at their achievements in individual goals and responsibilities.  The Compensation Committee had recommended, and the Board ratified, the award of bonus to Dr. William Carter, Chairman & CEO ($182,772), Charles Bernhardt, CFO & CAO ($44,000), Dr. David Strayer, Medical Director ($44,306) and Wayne Springate, V.P. of Operations ($33,000) and certain other senior, non-officer Executives.

Long-Term Bonus Incentive Programs

The Compensation Committee believes that team oriented performance by our NEO, non-officer executive Officers and all employees, consistent with our short and long-term goals, can be achieved through the use of goal or result oriented bonus programs.  Accordingly, two programs have been established to provide our employees, including our NEO and certain senior, non-officer Executives, with incentives to help align their financial interests with that of Hemispherx and its stockholders.  One program terminated in March 2010 and the other is ongoing.

Goal Achievement Incentive Program

On November 17, 2008 the Board of Directors authorized the Goal Achievement Incentive Program.  This program is designed to intensify the efforts of the parties involved in securing strategic partnering agreements with third parties.  We will pay the parties participating in the Program an incentive bonus for each timely agreement (as defined below) entered into by us with any and all third parties in which we receive cash (as defined below) from such third parties as a result of the execution of such agreements (“Strategic Partnering Agreements”), provided, however, Strategic Partnering Agreements shall not include agreements whereby we receive cash as a result of (i) only the sale of Ampligen® or other Hemispherx products, (ii) our only being reimbursed for expenses, not including expenses for prior research conducted by us, incurred by us, (iii) an agreement in which the only economic benefit to us is one or more loans, and (iv) an agreement, other than an agreement which results in a change of control of Hemispherx, in which the only economic benefit to us is the sale of our equity or other securities. The incentive bonus shall be in an amount equal to one percent (1%) of the amount of all cash received by us pursuant to each such Strategic Partnering Agreement between the dates of the execution of each such Strategic Partnering Agreement and the first commercial sale of Ampligen® following the full commercial approval of the sale of Ampligen® in each jurisdiction.  All incentive bonus payments shall be payable in readily available funds within ten (10) days following receipt by us of readily available funds as a result of our receipt of such first cash.  For purposes hereof “timely agreements” means all agreements entered into by us with any and all third parties (a) on or before June 30, 2009 and (b) on or before March 31, 2010 with third parties with which we had been in active negotiations on or before June 30, 2009.  For purposes hereof “cash” means any asset which is either (a) readily available funds or (b) capable of being converted into readily available funds in value equal to the value ascribed to such asset in the Strategic Partnering Agreement within six months of the receipt of such asset by Hemispherx.  This program presently includes Dr. William Carter, CEO, Dr. Chaunce Bogard, strategic consultant, The Sage Group (strategic advisor firm), Anthony Bonelli, our former President and Chief Operating Officer, Dr. David R. Strayer, Medical Director and all of our active full-time employees as of January 1, 2009.

From the inception through its March 31, 2010 expiration, Hemispherx paid no compensation related to the Goal Achievement Incentive Program.

Employee Bonus Pool Program

An element of the Employee Wage Or Hours Reduction Program was the establishment of a Bonus Pool (the “Pool”) in the case of FDA Approval (“Approval”) of Ampligen®.  This bonus is to award to each employee of record at January 1, 2009 a pretax sum of 30% in wages, calculated on their base salary per annum compensation at the time of the Approval, and awarded within three months of Approval.  Participants who terminate their employment prior to the Approval will not qualify for this bonus.

For the year ending 2009, Hemispherx paid no compensation related to the Employee Bonus Pool Program.

Stock Options

The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages such performance by our NEO, non-officer Executives and all employees through the use of stock and stock-based awards.  Our stock plans have been established to provide our employees, including our NEO and senior non-officer Executives, with incentives to help align their interests with the interests of stockholders.  Accordingly, the Compensation Committee believes that the use of stock and stock-based awards offers the best approach to achieving long-term performance goals because:
•
Stock options align the interests of Executives and employees with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders;

•	Stock options are performance based. All the value received by the recipient of a stock option is based on the growth of the stock price;

•
Stock options help to provide a balance to the overall executive compensation program as base salary and our discretionary annual bonus program focus on short-term compensation, while the vesting of stock options increases stockholder value over the longer term; and

•	The vesting period of stock options encourages executive retention and the preservation of stockholder value.

We have historically elected to use stock options as the primary long-term equity incentive vehicle and expect to continue to use stock options as a long-term incentive vehicle.  We have adopted stock ownership guidelines and our stock compensation plans have provided the principal method, other than through direct investment for our executive Officers to acquire equity in our Company.  The Compensation Committee believes that the annual aggregate value of these awards should be set near competitive median levels for comparable companies.  However, in the early stage of our business, we provided a greater portion of total compensation to our Executives through our stock compensation plans than through cash-based compensation.

In determining the number of stock options to be granted to NEO, non-officer Executives and employees, we take into account the individual's position, scope of responsibility, ability to affect profits and stockholder value and the individual's historic and recent performance and the value of stock options in relation to other elements of the individual's total compensation.

Our stock plans authorize us to grant options to purchase shares of common stock to our NEO, employees, Directors and consultants.  Our Compensation Committee oversees the administration of our stock option plan.  The Compensation Committee reviews and recommends approval by our Board of Directors of stock option awards to NEO based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive's existing long-term incentives and retention considerations.  Periodic stock option grants are made at the discretion of the Board of Directors upon recommendation of the Compensation Committee to eligible NEO and employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of the CEO.

In 2009, Robert Dickey IV was the only employee granted stock options as an element of his acceptance of the Senior Vice President position on June 11, 2009.  He was granted the option to purchase 150,000 shares of Hemispherx common stock at an exercise price of $2.81 per share, or 110% of the $2.55 closing price of the stock on the NYSE Amex.  These options are designed to vest proportionately over each month for four years beginning July 1, 2009.

On June 11, 2010, the Company granted options to purchase shares of Hemispherx common stock at an exercise price of $0.66 per share, or 110% of the $0.60 closing price of the stock on the NYSE Amex as of June 10, 2010, to the following employees consistent with their respective employment agreements:
•	William A. Carter, Chairman of the Board & CEO for 500,000 shares with immediate vesting;
•	Thomas K. Equels, Executive Vice Chairman of the Board, Secretary and General Counsel for 300,000 shares with immediate vesting; and
•	Ralph C. Cavalli, Vice President of Quality Control for 20,000 shares that vest proportionately over 18 months beginning June 1, 2010.

Other Compensation

We provide the following benefits to our NEO generally on the same bases as benefits provided to all full-time employees:
•	Health, vision and dental insurance;
•	Life insurance;
•	Short and long-term disability insurance; and
•	401(k) with company match of up to 6% of employee’s contribution.

The Compensation Committee believes that these benefits are consistent with those offered by other companies, specifically those provided by our peers.  Occasionally, certain Executives separately negotiate other benefits in addition to the benefits described above.  Such additional benefits were provided in 2009 to Dr. William Carter, Chairman & CEO as an element of his employment:
•	Automobile allowance;
•	Reimbursement of home office and phone expenses;
•	Supplementary life insurance policies; and
•	Incentive bonus of 0.5% of the gross proceeds received by us from any joint venture or corporate partnering arrangement.

401(k) Plan

In December 1995, we established a defined contribution plan, effective January 1, 1995, entitled the Hemispherx Biopharma employees 401(k) Plan and Trust Agreement.  All of our full-time employees are eligible to participate in the 401(k) plan following one year of employment.  Subject to certain limitations imposed by Federal Tax laws, participants are eligible to contribute up to 15% of their salary (including bonuses and/or commissions) per annum.  Through March 14, 2008, Participants' contributions to the 401(k) plan were matched by Hemispherx at a rate determined annually by the Board of Directors.  Each participant immediately vests in his or her deferred salary contributions, while our contributions will vest over one year.

Effective March 15, 2008 and continuing through December 31, 2009, we halted our matching of 401(k) contributions provided to the account for each eligible participant.  Effective January 1, 2010, our Compensation Committee reestablished Hemispherx’s 100% matching of up to 6% of the 401(k) contributions provided to the account for each eligible participant, including without exception each eligible Named Executive Officer.

Key Employee Retention

On December 31, 2008, we entered into a severance/consulting agreement with the former Chief Financial Officer, Robert E. Peterson.  This agreement provide a monthly fee of $4,000 plus travel expenses and Options to purchase 20,000 shares of the our common stock at the end of each calendar quarter through year-end 2011 in return for consulting services.  The exercise price of the Options is to be equal to 120% of the closing price of our stock on the NYSE Amex on the last trading day of the calendar quarter for which the Options are being issued.  Additionally, the severance/consulting agreement allows for the possibility of a one percent fee to be paid to Mr. Peterson in the event of financial transactions to raise capital for a maximum potential pay-out value of $518,328 (two times the amount of compensation paid to Peterson by the Company for calendar year 2008). Mr. Peterson may terminate the Advisory Services at any time upon giving us sixty (60) days notice, in writing, of the intention to terminate his Advisory Services.

Severance

 In determining whether to approve and setting the terms of such severance arrangements, the Compensation Committee recognizes that Executives, especially highly ranked Executives, often face challenges securing new employment following termination.  Upon termination of employment, the following Officers are entitled to receive severance payments under their employment and/or engagement agreements:
•	William A. Carter, Chairman of the Board & Chief Executive Officer;
•	Thomas K. Equels, Executive Vice Chairman of the Board , Secretary and General (effective June 1, 2010);
•	Wayne Springate, Vice President of Operations; and
•	Ralph C. Cavalli, Vice President of Quality Control (effective April 15, 2010).

The Compensation Committee believes that severance agreements provided these individuals are generally in line with severance packages offered to Executive Officers of the companies of similar size.

Mr. Bernhardt, Dr. Strayer, Mr. Dickey and Dr. Lander are not covered under a severance agreement and any severance benefits payable to them under similar circumstances would be determined by the Compensation Committee in its discretion.  See “Estimated Payments Following Severance — Current Named Executive Officers”.

Conclusion

Our compensation policies are designed to retain and motivate our executive Officers, other non-officer Executives and non-Executives and to ultimately reward them for outstanding individual and corporate performance.

EXECUTIVE COMPENSATION

The following table provides information on the compensation during the fiscal years ended December 31, 2007, 2008 and 2009 of our Chief Executive Officer, Chief Financial Officers and three other most highly compensated executive officers, constituting the Named Executive Officer (“NEO”) in 2009 for each fiscal year.

Summary Compensation Table
Name & Principal Position	Year	Salary / Fees (7)	Bonus		Stock Awards		Option Awards (3)		Non-Equity Incentive Plan Compensation	Change in Pension Valued and NQDC Earnings ($)	All Other Compensation		Total
William A. Carter	2009	$554,105	$482,072	(8)(9)	$188,311	(7)	$-0-		$-0-	—	$76,896	(4)	$1,301,384
Chief Executive Officer	2008	$664,624	$-0-		$-0-		$316,571	(10)	$-0-	—	$106,094	(5)	$1,087,289
	2007	$637,496	$166,156		$-0-		$1,688,079		$-0-	—	$123,063	(6)	$2,614,794

Charles T. Bernhardt	2009	$134,662	$44,000	(9)	$45,334	(7)	$-0-		$-0-	—	$9,380	(11)	$233,376
Chief Financial Officer (1)	2008	$-0-	$-0-		$-0-		$-0-		$-0-	—	$26,000	(1)	$26,000
	2007	$-0-	$-0-		$-0-		$-0-		$-0-	—	$-0-		$-0-

David Strayer	2009	$167,484	$194,306	(8)(9)	$53,054	(7)	$-0-		$-0-	—	$3,229	(11)	$418,073
Medical Director	2008	$201,389	$-0-		$-0-		$16,168	(10)	$-0-	—	$-0-		$217,557
	2007	$240,348	$50,347		$-0-		$79,810		$-0-	—	$-0-		$370,505

Robert Dickey (2)	2009	$152,131	$-0-		$-0-		$252,312		$-0-	—	$4,824	(11)	$409,267
Sr. Vice President	2008	$-0-	$-0-		$-0-		$-0-		$-0-	—	$-0-		$-0-
	2007	$-0-	$-0-		$-0-		$-0-		$-0-	—	$-0-		$-0-

Wayne Springate	2009	$126,250	$33,000	(9)	$42,500	(7)	$-0-		$-0-	—	$3,229	(11)	$204,979
V.P., Operations	2008	$150,000	$-0-		$-0-		$-0-		$-0-	—	$7,354	(12)	$157,354
	2007	$150,000	$37,500		$-0-		$36,253		$-0-	—	$13,429	(12)	$237,182

Notes:
(1)	Mr. Bernhardt transitioned from the role of a contract consultant in 4th Quarter 2008 to Chief Financial Officer effective January 1, 2009.

(2)	Mr. Dickey joined Hemispherx effective June 11, 2009 and was granted the Options to purchase Hemispherx common stock as an element of his Employment Agreement.
(3)	Based on Black-Scholes pricing model of valuing options.
(4)	Consists of a) Life Insurance premiums totaling $38,679; b) Healthcare premiums of $28,586; and d) Company car expenses of $9,631.
(5)	Consists of a) Life Insurance premiums totaling $66,411; b) Healthcare premiums of $28,586; and d) Company car expenses of $11,097.
(6)	Consists of a) Life Insurance premiums totaling $63,627; b) Healthcare premiums of $28,586; d) Company car expenses of $12,017; and 401(k) matching funds of $18,833.
(7)
Hemispherx’s “Employee Wage Or Hours Reduction Program” allowed individuals to elect a 50% reduction in salary/fees that would make them eligible for an incentive award of three times the value of Stock based on the average NYSE Amex closing value of the stock during the respective months of January through May 2009. The value was obtained using the Black-Scholes pricing model for stock based compensation.

(8)
On May 20, 2009, our Board of Directors awarded bonuses of $300,000 to Dr. William Carter, and $150,000 to Dr. David Strayer in recognition for their accomplishment of 2008 corporate goals and objectives.

(9)	On February 8, 2009, our Board of Directors awarded bonuses to certain NEO and senior, non-officer Executives in recognition for their achievement towards of 2009 Company-wide and individual goals.
(10)	Issue of options for options previously granted that expired unexercised.
(11)	Consists of Healthcare premiums.
(12)	Consists of Healthcare premiums and 401(k) matching funds.

Grants Of Plan Based Awards

Name	Grant Date (3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities of Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
William A. Carter,	N/A	—	146,217	182,771	—	—	—	—	—	—	—
Chief Executive Officer

Charles T. Bernhardt,	N/A	—	38,720	44,000	—	—	—	—	—	—	—
Chief Financial Officer

David Strayer,	N/A	—	44,306	55,363	—	—	—	—	—	—	—
Medical Director

Robert Dickey,	N/A	—	55,000	68,750	—	—	—	—	—	—	—
Senior Vice President	6/11/2009	—	—	—	—	—	—	—	131,200	2.55	252,312

Wayne Springate,	N/A.	—	33,000	41,250	—	—	—	—	—	—	—
V.P., Operations

Notes:
(1)
For 2009, the Compensation Committee did not establish or estimate possible future payouts to the NEO under a Cash Bonus Plan.  Using existing Employment Agreements as a benchmark, the “Target” was estimated at 20% of Base Salary and “Maximum” estimated at 25% of Base Salary.  Details regarding all of which reported as Non-Equity Incentive Plan Compensation in the 2009 is reported in the Summary Compensation Table above.

(2)
Consists of stock options awarded during 2009 under our 2009 Equity Incentive Plan.  The stock option awards vest 25% on each of the first four anniversaries of the grant date.  The stock options have a ten-year term and an exercise price equal to 110% of the closing market price of the our common stock on the date of grant.

(3)	N/A represents Not Applicable.

Outstanding Equity Awards At Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
William A. Carter,	1,450,000	0	0	2.20	09/17/18
Chief Executive Officer	1,000,000	0	0	2.00	09/9/17
	190,000	0	0	4.00	02/18/18
	73,728	0	0	2.71	12/31/10
	10,000	0	0	4.03	01/3/11
	167,000	0	0	2.60	09/7/14
	153,000	0	0	2.60	012/7/14
	100,000	0	0	1.75	04/26/15
	465,000	0	0	1.86	06/30/15
	70,000	0	0	2.87	12/9/15
	300,000	0	0	2.38	01/1/16
	10,000	0	0	2.61	12/9/15
	376,650	0	0	3.78	02/22/16
	1,400,000	0	0	3.50	09/30/17
Charles T. Bernhardt,	0	0	0	0
Chief Financial
Officer
David Strayer,	50,000	0	0	2.00	09/9/17
Medical Director	50,000	0	0	4.00	02/28/18
	10,000	0	0	4.03	01/3/11
	20,000	0	0	3.50	01/23/07
	10,000	0	0	1.90	12/14/14
	10,000	0	0	2.61	12/8/15
	15,000	0	0	2.20	11/20/16
	16,667	8,333	0	1.30	12/6/17
Robert Dickey,	18,750	131,250	0	2.55	06/11/19
Sr. Vice President
Wayne Springate,	1,812	0	0	1.90	12/7/14
Vice President,	2,088	0	0	2.61	12/8/15
Operations	5,000	0	0	2.20	11/20/16
	20,000	0	0	1.78	04/30/17
	13,333	6,667	0	1.30	12/6/17

Option Exercises And Stock Vested

Name and Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William A. Carter,	—	—	—	—
Chief Executive Officer

Charles T. Bernhardt,	—	—	—	—
Chief Financial Officer

David Strayer,	—	—	—	—
Medical Director

Robert Dickey,	—	—	—	—
Senior Vice President

Wayne Springate,	—	—	—	—
VP, Operations

Payments on Disability

Each current NEO has the same short and long-term disability coverage which are available to all eligible employees.  The coverage for short-term disability provides up to six months of full salary continuation up to 60% of weekly pay, less other income, with a $1,500 weekly maximum limit.  The coverage for group long-term disability provides coverage at the exhaustion of short-term disability benefits of full salary continuation up to 60% of monthly pay, less other income, with a $10,000 monthly maximum limit.  The maximum benefit period for the group long-term disability coverage is 60 months for those age 60 and younger at the time of the claim with the coverage period proportionately reduced with the advanced age of the eligible employee to a minimum coverage period of 12 months for those of 69 years old and elder as of the date of the claim.  Additionally in 2009, William A. Carter, Chief Executive Officer received additional coverage of $200,000 per annum payable under the terms of a disability insurance policies paid for by us.

Payments on Death

Each NEO has group life insurance along with accidental death and dismemberment benefits which are available to all eligible employees.  The benefit is equal to two times current salary or wage with a maximum limit of $300,000, plus any supplemental life insurance elected and paid for by the NEO.  Additionally in 2009, William A. Carter, Chief Executive Officer’s beneficiaries would also receive a benefit of $4,850,000 payable under the terms of a term life insurance policies paid for by us.

Estimated Payments Following Severance — 2009 Named Executive Officers

During 2009, we had employment agreements with Dr. Carter, Mr. Dickey and Mr. Springate that entitled them to severance benefits on certain types of employment terminations not related to a change in control.  Mr. Bernhardt and Dr. Strayer were not covered under a general severance plan and any severance benefits payable to them under similar circumstances would be determined by the Compensation Committee in its discretion.   The dollar amounts below assume that the termination occurred on December 31, 2009.  The actual dollar amounts to be paid can only be determined at the time of the NEO’s separation from Hemispherx based on their prevailing compensation and employment agreements along with any determination by the Compensation Committee in its discretion.

Name	Event	Cash Severance ($)	Value of Stock Awards That Will Become Vested ($)	Continuation of Medical Benefits (1) ($)	Additional Life Insurance (2) ($)	Total ($)
William A. Carter	Involuntary (no cause)	731,086	—	67,265	—	798,351
Chief Executive Officer	Termination (for cause)	—	—	—	—	—
	Death or disability	731,086	—	134,530	—	865,616
	Termination by employee or retirement	60,924	—	5,605	—	66,529

Charles T. Bernhardt	Involuntary (no cause)	6,769	—	—	—	6,769
Chief Financial Officer	Termination (for cause)	6,769	—	—	—	6,769
	Death or disability	—	—	—	—	—
	Termination by employee or retirement	6,769	—	—	—	6,769

David Strayer	Involuntary (no cause)	—	—	—	—	—
Medical Director	Termination (for cause)	—	—	—	—	—
	Death or disability	—	—	—	—	—
	Termination by employee or retirement	—	—	—	—	—

Robert Dickey	Involuntary (no cause)	68,750	—	—	—	68,750
Senior Vice President	Termination (for cause)	10,577	—	—	—	10,577
	Death or disability	—	—	—	—	—
	Termination by employee or retirement	10,577	—	—	—	10.577

Wayne Springate	Involuntary (no cause)	165,000	—	—	—	165,000
VP, Operations	Termination (for cause)	—	—	—	—	—
	Death or disability	41,250	—	—	—	41,250
	Termination by employee or retirement	13,750	—	—	—	13,750

Notes:
(1)	This amount reflects the current premium incremental cost to us for continuation of elected benefits to the extent required under an applicable agreement.
(2)	The life insurance benefit represents additional life insurance paid for by us over the standard coverage.

Payments On Termination in Connection With a Change in Control - Current Named Executive Officers

We currently have employment agreements with Dr. Carter and Mr. Equels that entitle them to severance benefits on certain types of employment terminations related to a change in control.  Currently, no other executive Officers, non-officer Executives or non-Executives are covered under a severance plan specific to a change in control.  Any severance benefits for change in control payable to other than Dr. Carter and Mr. Equels, would be determined by the Compensation Committee in its discretion.  The dollar amounts below assume that change in control termination occurred on December 31, 2009, based on the employment agreements that existed at that time.  The actual dollar amounts to be paid can only be determined at the time of the NEO’s separation from Hemispherx based on their prevailing compensation and employment agreements along with any determination by the Compensation Committee in its discretion.

Estimated Benefits on Termination Following a Change in Control — December 31, 2009

The following table shows potential payments to the NEO if their employment terminates following a change in control under contracts, agreements, plans or arrangements at December 31, 2009.  The amounts assume a December 31, 2009 termination date and use the closing price of $0.56 for our common stock at that date.

Name	Aggregate Severance Pay ($)		PVSU Acceleration (3) ($)	Early Vesting of Restricted Stock (4) ($)	Early Vesting of Stock Options and SARs (5) ($)		Acceleration and Vesting of Supplemental Award (6) ($)	Welfare Benefits Continuation (7) ($)	Outplacement Assistance (8) ($)	Parachute Tax Gross-up Payment (9) ($)	Total ($)
William A. Carter	3,641,573	(1)	-0-	-0-	-0-		-0-	201,795	35,000	1,745,266	5,623,634
Charles T. Bernhardt	-0-		-0-	-0-	-0-		-0-	-0-	-0-	-0-	-0-
David Strayer	-0-		-0-	-0-	-0-		-0-	-0-	-0-	-0-	-0-
Robert Dickey	412,500	(2)	-0-	-0-	220,773	(10)	-0-	-0-	-0-	-0-	633,273
Wayne Springate	-0-		-0-	-0-	-0-		-0-	-0-	-0-	-0-	-0-

Notes:
(1)
This amount represents three times the sum of the NEO’s (a) highest annual base salary in effect during the year of termination and (b) bonus received in the prior year.  These amounts are based on the salary rates in effect on December 31, 2009 and bonuses paid during or related to 2009.

(2)
This amount represents one and a half times the sum of the NEO’s (a) highest annual base salary in effect during the year of termination and (b) bonus received in the prior year.  These amounts are based on the salary rates in effect on December 31, 2009 and bonuses paid during or related to 2009.

(3)
This amount represents the payout of all outstanding performance-vesting share units (“PVSU”) awards on a change in control at the target payout level with each award then pro-rated based on the time elapsed for the applicable three-year performance period.

(4)
This amount represents the value of all unvested restricted awards which would become vested on a change in control (whether or not the awards were deferred).  The amount would be calculated by multiplying an NEO’s number of unvested shares by the fair market value of a single share on December 31, 2009, which was $0.56.

(5)
This amount is the intrinsic value [fair market value on December 31, 2009 ($0.56 per share) minus the per share exercise price] of all unvested stock options for each NEO, including Stock Appreciation Rights (“SAR”).  Any option with an exercise price of greater than fair market value was assumed to be cancelled for no consideration and, therefore, had no intrinsic value.

(6)
This amount represents the payout of the supplemental award on a change in control at the target payout level with each award then pro-rated based on the time elapsed for the applicable three-year performance period.

(7)	This amount represents the employer-paid portion of the premiums for medical, dental and life insurance coverage.
(8)	This amount represents the estimated cost of providing outplacement assistance.
(9)
This amount reflects the gross-up an NEO would receive if he is subject to income tax under Internal Revenue Code, Commonwealth of Pennsylvania and City of Philadelphia.  The estimated gross-up is calculated using the assumption of a 45% tax imputed amount on the total value of all elements in the severance agreement.

(10)	Based on a Black-Scholes pricing model of valuing options utilizing the fair market value of a single share on December 31, 2009, which was $0.56.

The provision for change in control within the employment agreement for Thomas K. Equels did not become effective until June 1, 2010 while the amended employment agreement with Robert Dickey IV, effective February 1, 2010, no longer includes a change in control provision.

Post-Employment Compensation

We have agreements with the following NEO (each, an “Officer” and, all together, “Officers”) who have benefits upon termination: an employment and an engagement agreement with Dr. William Carter, our Chairman and Chief Executive Officer; an employment agreement with Thomas K. Equels (effective June 1, 2010), our Executive Vice Chairman, Secretary and General Counsel; an engagement agreement with Charles T. Bernhardt, our current Chief Financial Officer; a severance and consulting agreement with Robert Peterson, our former Chief Financial Officer, and an employment agreement with Wayne Springate, our Vice President of Operations.

The following is a description of post-employment compensation payable to the Officers.  If an Officer does not have a specific benefit, he is not mentioned in the subsection.  In such event, the Officer does not have any such benefits upon termination unless otherwise required by law.

Termination For Cause

Dr. Carter and Mr. Equels can be terminated for cause.  For each, “Cause” means the willful engaging by the him in illegal conduct or gross misconduct or gross violation of the Company’s Code of Ethics And Business Conduct for Officers which is demonstrably and materially injurious to the Company.  For purposes of their respective agreement, no act, or failure to act, on his part shall be deemed "willful" unless done intentionally by him and not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.  Notwithstanding the foregoing, he shall not be deemed to have been terminated for Cause unless and until the Company delivers to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the directors of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to him and an opportunity for him, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, he was guilty of conduct set forth above and specifying the particulars thereof in detail.  In the event that his employment is terminated for Cause, the Company shall pay him, at the time of such termination, only the compensation and benefits otherwise due and payable to him through the last day of his actual employment by the Company.

Mr. Springate and Mr. Cavalli can be terminated for cause.  For each, “Cause” means his failure, other than by reason of disability, to perform his services under his employment agreement or his willful engaging in illegal conduct or gross misconduct which is injurious to the Company.  If he is terminated for cause, he is entitled to only the fees due and payable to him through the date of the termination of his employment agreement.

Termination Without Cause

Dr. Carter, Mr. Equels and Mr. Springate are each entitled to the compensation and benefits otherwise due and payable to him through the last day of the then current term of his agreements.  In the event that he is terminated at any time without "Cause" the Company shall pay to him, at the time of such termination, the compensation and benefits otherwise due and payable to him through the last day of the then current term of this Agreement.  However, benefit distributions that are made due to a “separation from service” occurring while he is a Named Executive Officer shall not be made during the first six (6) months following “separation from service”.  Rather, any distribution which would otherwise be paid to him during such period shall be accumulated and paid to him in a lump sum on the first day of the seventh month following the “separation from service”.  All subsequent distributions shall be paid in the manner specified.

Death or Disability

Dr. Carter and Mr. Equels can be terminated for death or disability.   For each, “Disability” means his inability to effectively carry out substantially all of his duties under his agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted for a continuous period of not less than 12 months. In the event his employment is terminated due to his death or disability, the Company will pay to him (or his estate as the case may be), at the time of such termination, the Base Salary and applicable benefits otherwise due and payable through the last day of the month in which such termination occurs and for an additional 12 month period.

Mr. Springate and Mr. Cavalli can be terminated for death or disability which has lasts for a continuous period of not less than three months.  If either is terminated due to his death or disability, he (or his estate as the case may be) are entitled to the fees due him through the last day of the month in which such termination occurs.

Termination by Officer and Employee

All executive Officers, other non-officer Executives and non-Executives have the right to terminate their respective agreement upon not less than thirty (30) days of prior written notice of termination.  In such event, they are entitled to the fees due to them through the last day of the month in which such termination occurs.

Change in Control

Dr. Carter and Mr. Equels have agreements with us pursuant to which they are entitled to benefits upon a Change of Control or Constructive Termination.  These agreements currently run through December 31, 2015 and automatically renew for three year periods thereafter, unless the Company notifies the executive by written notice of refusal to renew is given by one party to the other at least 180 days prior to the initial termination date or the expiration date of any renewal period.

Definition of “Change in Control”. For each agreement, a “Change in Control” is defined generally as any such event that requires a report to the SEC, but includes any of the following:
•
Any person or entity other than Hemispherx, any of our current directors or officers or a trustee or fiduciary holding our securities, becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities;

•	An acquisition, sale, merger or other transaction that results in a change in ownership of more than 50% of the combined voting power of our stock or the sale/transfer of more than 75% of our assets;
•
A change in the majority of our Board of Directors over a two-year period that is not approved by at least two-thirds of the directors then in office who were directors at the beginning of the period; or

•	Execution of an agreement with Hemispherx, which if consummated, would result in any of the above events.

Definition of “Constructive Termination”.  A “Constructive Termination” generally includes any of the following actions taken by Hemispherx without the executive’s written consent following a change in control:
•	Significantly reducing or diminishing the nature or scope of the executive’s authority or duties;
•	Materially reducing the executive’s annual salary or incentive compensation opportunities;
•	Changing the executive’s office location so that he must commute more than 50 miles, as compared to his commute as of the date of the agreement;
•	Failing to provide substantially similar fringe benefits, or substitute benefits that were substantially similar taken as a whole, to the benefits provided as of the date of the agreement; or
•	Failing to obtain a satisfactory agreement from any successor to Hemispherx to assume and agree to perform the obligations under the agreement.

However, no constructive termination occurs if the executive:
•	Fails to give us written notice of his intention to claim constructive termination and the basis for that claim at least 10 days in advance of the effective date of the executive’s resignation; or
•	We cure the circumstances giving rise to the constructive termination before the effective date of the executive’s resignation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee of the Board of Directors, consisting of Dr. Iraj Eqhbal. Kiani, the Committee Chair, Dr. William M. Mitchell and Richard Piani, are all independent Directors.  There are no interlocking relationships.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Annual Report with management.  Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K as amended on Form 10-K/A for the fiscal year ended December 31, 2009 and our Proxy Statement in connection with our 2010 Annual Meeting of Stockholders .

COMPENSATION COMMITTEE
Dr. Iraj Eqhbal. Kiani, Committee Chairman
Dr. William M. Mitchell
Richard C. Piani.

The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

Compliance With Internal Revenue Code Section 162(m) and 409(b).

One of the factors the Compensation Committee considers in connection with compensation matters is the anticipated tax treatment to Hemispherx and to the Executives of the compensation arrangements.  The deductibility of certain types of compensation depends upon the timing of an executive’s vesting in, or exercise of, previously granted rights.  Moreover, interpretation of, and changes in, the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation.  Accordingly, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) or 409(b) of the Code.  The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its other compensation objectives.

COMPENSATION OF DIRECTORS

Our Compensation, Audit and Corporate Governance and Nomination Committees, consist of Dr. Iraj Eqhbal Kiani, N.D., Compensation Committee Chair, Dr. William Mitchell, M.D., Corporate Governance and Nomination Committee Chair, and Richard Piani, Audit Committee Chair, all of whom are independent Board of Director members.

In 2009, Non-employee Board member compensation consisted of an annual retainer (“Directors’ fees”) of $150,000.  As a further cash conservation measure for first three months of 2009, the Non-employee Board Member Compensation was paid 16.7% in cash and 83.3% in our common stock.  Effective April 1, 2009, the Non-employee Board members returned to being paid 100% in cash for their proportionate portion of annual retainer.  On September 9, 2003, the Directors approved a 10 year plan which authorizes up to 1,000,000 shares for use in supporting this compensation plan.  The number of shares paid shall have a value of $12,500 or $31,250 with the value of the shares being determined by the closing price of our common stock on the NYSE Amex on the last day of the calendar quarter.  Director’s fees are paid quarterly at the end of each calendar quarter.

On November 28, 2008, Thomas K. Equels joined our Board of Directors as a non-employee Board member in which his compensation of $150,000 for all director fees were agreed to be paid in the form of our common stock.  The number of shares paid were determined by the closing price of our common stock on the NYSE Amex on the last day of the calendar quarter.  Effective April 1, 2009, Mr. Equels began receiving payment in cash for his proportionate portion of annual retainer.

Hemispherx reimburses Directors for travel expenses incurred in connection with attending board, committee, stockholder and special meetings along with other Company business-related expenses.  Hemispherx does not provide retirement benefits or other perquisites to non-employee Directors under any current program.

All Directors have been granted options to purchase common stock under our Stock Option Plans and/or Warrants to purchase common stock.  We believe such compensation and payments are necessary in order for us to attract and retain qualified outside directors.

Commencing as of January 1, 2010, Board member Directors’ fee compensation was increased to an annual retainer of $165,000.  Director’s fees will continue to be paid in cash quarterly at the end of each calendar quarter.

Director Compensation - 2009

Name and Title	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
T. Equels, Director, Secretary & General Counsel	112,500	37,500	0	0	0	386,809	(1)	536,809
W. Mitchell, Director	118,750	31,250	0	0	0	0		150,000
R. Piani, Director	118,750	31,250	0	0	0	0		150,000
I. Kiani, Director	118,750	31,250	0	0	0	39,764	(3)	189,764

Notes:
(1)	General Counsel fees as per Engagement Agreement in effect during 2009.
(2)	No options were awarded in 2009.
(3)
Director was unintentionally overlooked in the September 10, 2007 issuance of an option to purchase 100,000 shares of our common stock at the original valuation of $67,406.  This cash payment was based on the Black-Scholes valuation of these options at December 4, 2009.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of September 15, 2010, the number and percentage of outstanding shares of common stock beneficially owned by:
•	Each person, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock;
•	each of our directors and the Named Executives; and
•	all of our officers and directors as a group.

As of September 15, 2010, there were no other persons, individually or as a group, known to us to be deemed the beneficial owners of five percent or more of our issued and outstanding common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned		% Of Shares Beneficially Owned
William A. Carter, M.D.	7,647,195	(1)(2)	5.31%
Richard C. Piani 97 Rue Jeans-Jaures Levaillois-Perret, France 92300	757,420	(3)	*
Charles T. Bernhardt CPA	177,420	(4)	*
Thomas K. Equels	1,728,622	(5)	1.20%
William M. Mitchell, M.D. Vanderbilt University Department of Pathology Medical Center North 21st and Garland Nashville, TN 37232	616,025	(6)	*
Iraj Eqhbal Kiani, N.D., Ph.D. Orange County Immune Institute 18800 Delaware Street Huntingdon Beach, CA 92648	323,271	(7)	*
David R. Strayer, M.D.	420,932	(8)	*
Wayne Springate	152,421	(9)	*
Robert Dickey, IV	152,500	(10)	*
Russel Lander, Ph.D.	168,073	(11)	*
Ralph C. Cavalli, Ph.D.	20,000	(12)	*
All directors and executive officers as a group (11 persons)	12,163,879		8.45%
* Ownership of less than 1%

(1)	Dr. Carter is our Chairman and Chief Executive Officer. He owns 889,570 shares of common stock and beneficially owns 6,756,574 shares issuable or issued upon exercise of:

		Date	Exercise	Number	Expiration
Options	Plan	Issued	Price	Of Shares	Date
	1990	08/08/91	$2.71	73,728	12/31/10
	1990	12/03/01	$4.03	10,000	01/03/11
	2004	09/08/04	$2.60	167,000	09/07/14
	2004	12/07/04	$2.60	153,000	12/07/14
	2004	04/26/05	$1.75	100,000	04/26/15
	2004	07/01/05	$1.86	465,000	06/30/15
	2004	12/09/05	$2.61	10,000	12/08/15
	2004	12/09/05	$2.87	70,000	12/09/15
	2004	01/01/06	$2.38	300,000	01/01/16
	2004	02/22/06	$3.78	376,650	02/22/16
	2004	09/10/07	$2.00	1,000,000	09/09/17
	2004	10/01/07	$3.50	1,400,000	09/30/17
	2004	02/18/08	$4.00	190,000	02/18/18
	2007	09/17/08	$2.20	1,450,000	09/17/18
	2009	06/11/10	$0.66	500,000	06/11/20
Total Options				6,265,378

Warrants
Total Warrants	2009	02/1/09	$0.51	491,196	02/01/19

(2)	Dr. Kovari is the spouse of Dr. Carter and accordingly all shares owned by each are deemed to be beneficially owned by the other. She owns 1,015 shares of common stock.

(3)	Mr. Piani is a member of our Board of Directors who owns 432,812 shares of common stock and beneficially owns 324,608 shares issuable upon exercise of:
		Date	Exercise	Number	Expiration
Options	Plan	Issued	Price	Of Shares	Date
	2004	09/08/04	$2.60	54,608	09/07/14
	2004	04/26/05	$1.75	100,000	04/26/15
	2004	02/24/06	$3.86	50,000	02/24/16
	2004	09/10/07	$2.00	100,000	09/09/17
	2004	02/18/08	$4.00	20,000	02/18/18
Total Options				324,608

(4)	Charles T. Bernhardt is our Chief Financial Officer and owns 177,420 shares of common stock.

(5)           Mr. Equels is Executive Vice Chairman of our Board of Directors, Secretary and General Counsel who owns 937,426 shares of common stock and beneficially owns 791,196 shares issuable or issued upon exercise of:

		Date	Exercise	Number	Expiration
Options	Plan	Issued	Price	Of Shares	Date
Total Options	2009	06/11/10	$0.66	300,000	06/11/20

		Date	Exercise	Number	Expiration
Warrants	Plan	Issued	Price	Of Shares	Date
Total Warrants	2009	02/1/09	$0.51	491,196	02/01/19

(6)	Dr. Mitchell is a member of our Board of Directors that owns 304,025 shares of common stock and beneficially owns 312,000 shares issuable upon exercise of:
		Date	Exercise	Number	Expiration
Options	Plan	Issued	Price	Of Shares	Date
	2004	09/08/04	$2.60	50,000	09/07/14
	2004	04/26/05	$1.75	100,000	04/26/15
	2004	02/24/06	$3.86	50,000	02/24/16
	2004	09/10/07	$2.00	100,000	09/09/17
	2004	09/17/08	$6.00	12,000	09/17/18
Total Options				312,000

(7)	Dr. Kiani is a member of our Board of Directors who owns 246,271 shares of common stock and beneficially owns 77,000 shares issuable upon exercise of:
		Date	Exercise	Number	Expiration
Options	Plan	Issued	Price	Of Shares	Date
	2004	04/26/05	$1.75	15,000	04/26/15
	2004	06/02/05	$1.63	12,000	06/30/15
	2004	02/24/06	$3.86	50,000	02/24/16
Total Options				77,000

(8)	Dr. Strayer is our Medical Director that has ownership of 230,932 shares of common stock and beneficially owns 190,000 shares issuable upon exercise of:
		Date	Exercise	Number	Expiration
Options	Plan	Issued	Price	Of Shares	Date
	1990	12/03/01	$4.03	10,000	01/03/11
	2004	12/07/04	$1.90	10,000	12/07/14
	2004	12/09/05	$2.61	10,000	12/08/15
	2004	11/20/06	$2.20	15,000	11/20/16
	2004	01/23/07	$2.37	20,000	01/23/17
	2004	09/10/07	$2.00	50,000	09/09/17
	2004	12/06/07	$1.30	25,000	12/06/17
	2004	02/18/08	$4.00	50,000	09/18/18
Total Options				190,000

(9)	Mr. Springate is our Vice President of Operations who owns 103,521 shares of common stock and beneficially owns 48,900 shares issuable upon exercise of:

		Date	Exercise	Number	Expiration
Options	Plan	Issued	Price	Of Shares	Date
	2004	12/07/04	$1.90	1,812	12/07/14
	2004	12/09/05	$2.61	2,088	12/08/15
	2004	11/20/06	$2.20	5,000	11/20/16
	2004	05/01/07	$1.78	20,000	09/09/17
	2004	12/06/07	$1.30	20,000	12/06/17
Total Options				48,900

(10)	Mr. Dickey is our Senior Vice President and owns 2,500 shares of common stock and beneficially owns 150,000 shares issuable upon exercise of:
		Date	Exercise	Number	Expiration
Options	Plan	Issued	Price	Of Shares	Date
Total Options	2009	07/01/09	$2.81	150,000	07/01/19

(11)	Dr. Lander is our Vice President of Quality Assurance who owns 153,073 shares of common stock and beneficially owns 15,000 shares issuable upon exercise of:
		Date	Exercise	Number	Expiration
Options	Plan	Issued	Price	Of Shares	Date
Total Options	2004	12/06/07	$1.30	15,000	12/06/17

(12)	Dr. Ralph C. Cavalli is our Vice President of Quality Control who beneficially owns 20,000 shares issuable upon exercise of:
		Date	Exercise	Number	Expiration
Options	Plan	Issued	Price	Of Shares	Date
Total Options	2009	06/11/10	$0.66	20,000	06/11/20

PROPOSALS TO STOCKHOLDERS

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Each nominee to the Board of Directors will serve until the next annual meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

Unless otherwise specified, the enclosed proxy will be voted in favor of the election of William A. Carter, Richard C. Piani, Thomas K. Equels, William M. Mitchell and Iraj Eqhbal Kiani.  Information is furnished below with respect to all nominees.

We believe our Board Members represent a desirable diversity of backgrounds, skills, education and experiences, and they all share the personal attributes of dedication to be effective directors as described in the “Corporate Governance and Nomination Committee” section above.  Set forth below is the biographical information of the nominees and Directors of Hemispherx.

WILLIAM A. CARTER, M.D., 72, the co-inventor of Ampligen®, joined us in 1978, and has served as: (a) our Chief Scientific Officer since May 1989; (b) the Chairman of our Board of Directors since January 1992; (c) our Chief Executive Officer since July 1993; (d) our President (April 1995- February 2005 and since December 2008; and (e) a director since 1987.  From 1987 to 1988, Dr. Carter served as our Chairman.  Dr. Carter was a leading innovator in the development of human interferon for a variety of treatment indications including various viral diseases and cancer. Dr. Carter received the first FDA approval to initiate clinical trials on a beta interferon product manufactured in the U.S. under his supervision.  From 1985 to October 1988, Dr. Carter served as our Chief Executive Officer and Chief Scientist.  He received his M.D. degree from Duke University and underwent his post-doctoral training at the National Institutes of Health and Johns Hopkins University. Dr. Carter also served as Professor of Neoplastic Diseases at Hahnemann Medical University, a position he held from 1980 to 1998.  Dr. Carter served as Director of Clinical Research for Hahnemann Medical University's Institute for Cancer and Blood Diseases, and as a professor at Johns Hopkins School of Medicine and the State University of New York at Buffalo.  Dr. Carter is a Board certified physician and author of more than 200 scientific articles, including the editing of various textbooks on anti-viral and immune therapy.

RICHARD C. PIANI, 84, has been a director since 1995.  Mr. Piani has been employed as a principal delegate for Industry to the City of Science and Industry, Paris, France, a scientific and educational complex, from 1985 to 2000. Mr. Piani provided consulting to us in 1993, with respect to general business strategies for our European operations and markets.  Mr. Piani served as Chairman of Industrielle du Batiment-Morin, a building materials corporation, from 1986 to 1993.  Previously Mr. Piani was a Professor of International Strategy at Paris Dauphine University from 1984 to 1993.  From 1979 to 1985, Mr. Piani served as Group Director in Charge of International and Commercial Affairs for Rhone-Poulenc and from 1973 to 1979 he was Chairman and Chief Executive Officer of Societe "La Cellophane", the French company which invented cellophane and several other worldwide products.  Mr. Piani has a Law degree from Faculte de Droit, Paris Sorbonne and a Business Administration degree from Ecole des Hautes Etudes Commerciales, Paris.

THOMAS K. EQUELS, 58, has been a director since 2008 and presently serves as Vice Chairman of our Board and our secretary and general counsel.  Mr. Equels is the President and Managing Director of the Equels Law Firm based in Miami, Florida that focuses on litigation.  For over a quarter century, Mr. Equels has represented national and state governments as well as companies in the banking, insurance, aviation, pharmaceutical and construction industries.  Mr. Equels received his Juris Doctor degree with high honors from Florida State University.  He is a Summa Cum Laude graduate of Troy University and also obtained his Masters Degree from Troy.  He is a member of the Florida Bar Association, the American Bar Association and the Academy of Florida Trial Lawyers.

WILLIAM M. MITCHELL, M.D., Ph.D., 75, has been a director since July 1998.  Dr. Mitchell is a Professor of Pathology at Vanderbilt University School of Medicine.  Dr. Mitchell earned a M.D. from Vanderbilt and a Ph.D. from Johns Hopkins University, where he served as an Intern in Internal Medicine, followed by a Fellowship at its School of Medicine.  Dr. Mitchell has published over 200 papers, reviews and abstracts dealing with viruses, anti-viral drugs and immune responses to HIV infection.  Dr. Mitchell has worked for and with many professional societies, including the International Society for Antiviral Research, the American Society of Biochemistry and Molecular Biology, the American Society of Microbiology and government review committees, among them the National Institutes of Health, AIDS and Related Research Review Group.  Dr. Mitchell previously served as one of our directors from 1987 to 1989.

IRAJ EQHBAL KIANI, N.D., Ph.D., 64, was appointed to the Board of Directors on May 1, 2002.  Dr. Kiani is a citizen of the United States and England that resides in Newport, California.  Dr. Kiani served in various local government positions including the Mayor and Governor of Yasoi, Capital of Boyerahmand, Iran.  In 1970, Dr. Kiani moved to England, where he established and managed several trading companies over a period of some 20 years. Dr. Kiani is a planning and logistic specialist who is now applying his knowledge and experience to build a worldwide immunology network, which will use our proprietary technology. Dr. Kiani received his Ph.D. degree from the University of Ferdosi in Iran, ND from American University.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF HEMISPHERx AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL FIVE OF THE ABOVE-NAMED NOMINEE DIRECTORS OF HEMISPHERX.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of McGladrey & Pullen, LLP (“McGladrey”) as independent registered public accountants of Hemispherx for the fiscal year ending December 31, 2010 subject to ratification by the stockholders.  McGladrey has served as Hemispherx’s independent registered public accountant since November 2006.

All audit and professional services are approved in advance by the Audit Committee to assure such services do not impair the auditor’s independence from us.  The total fees by McGladrey for 2009 and 2008 were $322,000 and $315,000, respectively.  The following table shows the aggregate fees for professional services rendered during the year ended December 31, 2009 and 2008.

	Amount ($)
Description of Fees	2009	2008
Audit Fees	$322,000	$315,000
Audit-Related Fees	-0-	-0-
Tax Fees	-0-	-0-
All Other Fees	-0-	-0-

Total	$322,000	$315,000

Audit Fees
Represents fees for professional services provided for the audit of our annual financial statements, audit of the effectiveness of internal control over financial reporting, services that are performed to comply with generally accepted auditing standards, and review of our financial statements included in our quarterly reports and services in connection with statutory and regulatory filings.

Audit-Related Fees
Represents the fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

The Audit Committee has determined that McGladrey’s rendering of these audit-related services was compatible with maintaining auditor’s independence.  The Board of Directors considered McGladrey to be well qualified to serve as our independent public accountants.  The Committee also pre-approved the charges for services performed in 2009 and 2008.

The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwriting) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provisions of non-audit services for us if the “de minimus” provisions of Section 10A (i)(1)(B) of the Exchange Act are satisfied.  This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

Representative(s) of McGladrey & Pullen, LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL NO. 3

APPROVAL OF THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK BUT
LIMIT THE PURPOSES FOR WHICH SUCH INCREASED AUTHORIZED SHARES MAY BE UTILIZED

Our Board of Directors is proposing the approval and adoption of an amendment to our Certificate of Incorporation, which increases the number of shares of common stock authorized for issuance but, absent additional stockholder approval, prohibits our Company from utilizing any of the increased authorized shares for fund raising purposes.  The complete text of the proposed Amendment to the Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

Our Certificate of Incorporation currently authorizes the issuance of 200,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of preferred stock, $0.01 par value per share. As of September 15, 2010, we had 135,241,609 shares of common stock outstanding, 22,006,984 shares reserved for issuance upon exercise or conversion of outstanding options, warrants and convertible debentures, 11,030,632 shares reserved for future issuance under our 2009 Equity Incentive Plan, 31,480,000 shares dedicated to an Equity Distribution Agreement with Maxim Group LLC related to our At-The-Market program (the foregoing reserved shares, cumulatively, the “Reserved Shares”), and only 240,775 shares available, authorized, unissued and uncommitted.

At last year’s annual meeting, we sought to increase our authorized number of shares of common stock to 350,000,000.  Although two proxy voting firms, Glass Lewis & Co. and ISS Governance Services, along with approximately 79% of the shares voted last year were in favor of the increase, the proposal was not approved due to the low voter turnout.  Delaware corporate law requires that amendments to the Certificate of Incorporation be approved by the affirmative vote of more than 50% of the total outstanding shares. Less than 50% of the outstanding shares were present at that meeting.

In August 2010, our Board again adopted a resolution proposing that the Certificate of Incorporation be amended to increase the authorized number of shares of common stock to 350,000,000 subject to stockholder approval and the limitations discussed below.  The Board of Directors has determined that adoption of the Amendment is in Hemispherx’s best interest and unanimously recommends approval by the stockholders.

Limitations On Usage Of Newly Authorized Shares
With A Prohibition On Utilization For Fund Raising Purposes

In an attempt to address the potential concern of stockholders that additional share issuances could dilute their holdings while simply providing us with additional cash, the Board has voted to prohibit the new issuance of stock for purposes that are primarily for fund raising.  Accordingly, the requested additional 150,000,000 authorized shares would have permitted uses limited to strategic transactions such as joint ventures, partnerships, licensing arrangements, alliances, collaborations, acquisitions or mergers.  Please see “Benefits of Additional Authorized Shares” below.

If the stockholders approve this proposal, we would be prohibited from issuing (or reserving for issuance) any of the newly authorized shares where such issuance would not be primarily in connection with some sort of strategic transaction or other non-fundraising purpose as noted above.  At this time, we have no anticipated near term need to raise additional capital since we had approximately $50.5 million in cash, cash equivalents and marketable securities as of June 30, 2010 and our At-The-Market equity offering program provides us with the ability to offer up to 31,480,000 shares of our common stock for public sale.

Benefits of Additional Authorized Shares

If the proposal is approved, we would have additional flexibility to use the newly authorized shares of common stock for our general corporate purposes, including using the shares to enter into strategic transactions  such as joint ventures, partnerships, licensing arrangements, alliances, collaborations, acquisitions or mergers.  Our Board believes that this capability could be of significant strategic importance to your company and may lead to creating substantial value for our stockholders without the necessity of delaying or missing such opportunities pending stockholder approval (except as may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which our securities may be listed or quoted).

Detriment If Additional Shares Are Not Authorized

As stated above, we believe there are compelling reasons why Hemispherx needs additional authorized shares for these limited purposes.  Without these shares we could face a significant impediment to our ability to undertake strategic transactions such as joint ventures, partnerships, licensing arrangements, alliances, collaborations, acquisitions or mergers since such transactions may be contingent upon our subsequent ability to secure stockholder approval to create the needed authorized shares.  Such a requirement would most likely put us at a competitive disadvantage.  As a result, if the number of authorized shares is not increased, we could very likely lose out on important corporate opportunities.

No Current Plans for Issuance of Newly Authorized Shares Other than for General Corporate Purposes

At present and for the near future, we only anticipate issuing Reserved Shares, as defined above.  We believe that we already have a sufficient number of authorized, but unissued shares of common stock for fund raising purposes.

In the event that our Board determined than any of the newly authorized shares under this resolution were needed primarily for the purpose of adding to our cash reserves, we would need to obtain stockholder approval before we could use such shares for that purpose.  In addition, the Board would need to specify the use of proceeds from the sale of those shares, why the use of the shares for that purpose was necessary and the number of authorized shares that would be needed.  Such use of additional authorized shares would need to be approved by the affirmative vote of at least a majority of the shares represented and voting at a meeting for such purposes at which a quorum is present.

We anticipate that we most likely will issue shares at some point in the future for the strategic corporate purposes discussed above in “Benefits of Additional Authorized Shares.”  However, we have no current plans to issue any of the shares that would be authorized should this Proposal No. 3 be approved by our stockholders for these or any other purposes.

Our Board of Directors could issue large blocks of shares of common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF HEMISPHERX AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

GENERAL

Unless contrary instructions are indicated on the Proxy Statement, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of all Directors nominated and FOR Proposal No. 2 and Proposal No.3.

The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters.  If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

Annual Report on Form 10-K

Copies of our Annual Report on Form 10-K as amended on Form 10-K/A for the fiscal year ended December 31, 2009, including financial statements, exhibits and any amendments thereto, as filed with the SEC may be obtained without charge upon written request to:  Corporate Secretary, Hemispherx Biopharma, Inc., 1617 JFK Boulevard, Suite 660, Philadelphia, Pennsylvania 19103.  You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-K (filed 2010-03-12) and Form 10-K/A (filed 2010-04-30), by visiting www.hemisperx.net and located under the tab entitled “Investor Relations” or the SEC’s web site at www.sec.gov.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors,
Thomas K. Equels, Secretary

Philadelphia, Pennsylvania
September __, 2010

Appendix "A"

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
HEMISPHERX BIOPHARMA, INC.

Under Section 242 of the
Corporation Law of the State of Delaware

The above corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:That the Board of Directors of the corporation, by written consent filed with the minutes of the Board, adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

“Article 'FOURTH' of the Certificate of Incorporation, which sets forth the capitalization of the Corporation, is amended and, as amended, reads as follows:

'FOURTH.  A. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 355,000,000 of which 350,000,000 shares shall be Common Stock of the par value of $0.001 and 5,000,000 shares shall be Preferred Stock of the par value of $0.01, with such designations, rights and preferences as may be determined from time to time by the Board of Directors.'

‘B.  At such times as at least 200,000,000 shares of Common Stock are issued or reserved for issuance, any additional authorized shares of Common Stock (“Additional Authorized Shares”) may only be issued (or reserved for issuance) for corporate purposes that are not directly related to raising funds (“Funding”), such permitted corporate purposes to include, but not be limited to, mergers, acquisitions, consolidations, joint ventures, partnerships and similar transactions.’

‘C.  Notwithstanding Paragraph “FOURTH B” above, Additional Authorized Shares can be issued (or reserved for issuance) for purposes primarily related to raising Funds if: (i) the corporation’s Board of Directors specifies to stockholders the number of authorized shares that it believed will be necessary to accomplish the Funding, the reason the Funding is necessary and the anticipated use of proceeds; and (ii) the Funding is approved by the affirmative vote of the holders of at least a majority of the shares represented and voting at a meeting of stockholders for such purposes at which a quorum is present.’

SECOND:That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this ___ day of _________, 2010.

William A. Carter, President

1

HEMISPHERX BIOPHARMA, INC.
ANNUAL MEETING OF STOCKHOLDERS
November 3, 2010

Important Notice Regarding the Availability of Proxy Materials for
the 2010 Annual Meeting of Stockholders To Be Held on November 3, 2010

The proxy statement, our 2009 Annual Report on Form 10-K as amended on Form 10-K/A and our June 30, 2010 Quarterly Report on Form 10-Q are available electronically at http://hemispherx.net/content/investor/annualmeeting.asp.

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William A. Carter and Thomas K. Equals and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 1776 Benjamin Franklin Parkway, Philadelphia, Pennsylvania 19103, on Wednesday, November 3, 2010, at 10:00 a.m. local time (EST) and at any adjournment thereof, and to vote all of the shares of common stock of Hemispherx Biopharma, Inc. the undersigned would be entitled to vote if personally present, upon the following matters:

Please mark box in blue or black ink.

1.	Proposal No.1 - Election of Directors.

Nominees: William A. Carter, Richard C. Piani, Thomas K. Equels, William M. Mitchell and Iraj Eqhbal Kiani.

     ☐   For all nominees (except as marked to the contrary below)      ☐   Authority Withheld as to all Nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME)

William A. Carter        Richard C. Piani         Thomas K. Equels       William M. Mitchell         Iraj Eqhbal Kiani

2.	Proposal No. 2 - Ratification of the selection of McGladrey & Pullen, LLP, as independent auditors of Hemispherx Biopharma, Inc. for the year ending December 31, 2010.

☐ For                                           ☐ Against                                          ☐ Abstain

3.
Proposal No. 3 - To amend Hemispherx’s Certificate of Incorporation to increase the number of authorized shares of Hemispherx common stock from 200,000,000 to 350,000,000, but limit the purposes for which such increased authorized shares may be utilized.

☐ For                                           ☐ Against                                          ☐ Abstain

1

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.  THE BOARD RECOMMENDS A VOTE “FOR” ALL DIRECTORS AND “FOR” ITEMS NO. 2 AND 3.  IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF WILLIAM A. CARTER, RICHARD C. PIANI, THOMAS K. EQUELS, WILLIAM M. MITCHELL AND IRAJ EQHBAL KIANI AS DIRECTORS, FOR PROPOSALS NO. 2 AND 3 AND, IN THE DISCRETION OF THE PROXIES, ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Please date, sign as name appears at left, and return promptly.  If the stock is registered in the name of two or more persons, each should sign.  When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title.  Please note any change in your address alongside the address as it appears in the Proxy.

Dated:

Signature

(Print Name)

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

2